3/18/26, 2:37 PM exh17ii_dlfofamend725.htm

Ex. 99.28(h)(17)(ii)

FIRST AMENDMENT
TO THE FUND OF FUNDS INVESTMENT AGREEMENT

THIS FIRST AMENDMENT dated as of July 22, 2025, to the Fund of Funds Investment Agreement (the "Agreement") dated as of February 28, 2025, is made among JNL Series Trust on behalf of each Acquiring Fund (as defined and listed in Schedule A), severally and not jointly (each, an "**Acquiring Fund**"), and each Acquired Fund (as defined and listed in Schedule A), severally and not jointly (each, an "**Acquired Fund**," and together with the Acquiring Funds, the "**Funds**").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Commercial Real Estate ETF to Schedule A; and

WHEREAS, Sections 4 (with respect to Schedule A) and 6(d) of the Agreement allow for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1. Schedule A of the Agreement is hereby superseded and replaced in its entirety with Amended Schedule A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DoubleLine ETF Trust,
on behalf of itself and each of the Acquired Funds listed in Schedule A

Name of Authorized Signer	Print	Signature
Title: Authorized Signer	Ronald Redell	***/s/ Ronald Redell***

JNL Series Trust,
on behalf of itself and each of the Acquiring Funds listed in Schedule A

Name of Authorized Signer	Print	Signature
Title: Vice President & Assistant Secretary	Emily Bennett	***/s/ Emily Bennett***

1

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AMENDED SCHEDULE A   List of Funds to Which the Agreement Applies   Acquiring Funds   The following series of JNL Series Trust:   JNL Moderate ETF Allocation Fund JNL Moderate Growth ETF Allocation Fund JNL Growth ETF Allocation Fund   Acquired Funds   The following series of DoubleLine ETF Trust:   DoubleLine Commercial Real Estate ETF (DCRE) DoubleLine Commodity Strategy ETF (DCMT) DoubleLine Fortune 500 Equal Weight ETF (DFVE) DoubleLine Mortgage ETF (DMBS) DoubleLine Shiller CAPE US Equities ETF (CAPE) DoubleLine Multi-Sector Income ETF (DMX) DoubleLine Asset-Backed Securities ETF (DABS)   2   3/18/26, 2:37 PM exh17ii_dlfofamend725.htm file:///C:/Users/exw0322/AppData/Local/Temp/8b2ad324-65bb-4911-9be7-64120658780e_Fund_of_Fund Agts (002).zip.80e/exh17ii_dlfofamend725.htm 2/2